Tidal ETF Trust 485BPOS

Exhibit 99(p)(xv)

Code of Ethics

for

AlphaBit Investments, LLC

March 7, 2025

AlphaBit Investments, LLC is the sole owner of all rights to this document. Upon termination of employment, return this document and any copies of this document to the Firm immediately. The information contained herein is confidential and proprietary and may not be disclosed to any third party or otherwise shared or disseminated in any way without the prior written approval of the Chief Compliance Officer.

Table of Contents

INTRODUCTION	3
CODE OF ETHICS	4
Definitions	4
Personal Account Trading	7
Personal Securities Transactions Procedures and Reporting	7
Prohibited, Dishonest and Unethical Practices	11
Conflicts of Interest	12
Spread of False Information	12
Gifts and Entertainment	12
Political Contributions	13
Confidentiality	14
Service on a Publicly Traded Company’s Board of Directors oand Other Outside Interests	15
Case-by-Case Exceptions	15
Certification of Compliance	15
Reporting Violations	16
Compliance Officer Duties	16
INSIDER TRADING	17
APPENDIX 1: CODE OF ETHICS CERTIFICATION	20
APPENDIX 2: POLITICAL CONTRIBUTION PRE-APPROVAL FORM	21
APPENDIX 3: OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM	24
APPENDIX 4: PRE-APPROVAL FORM: PERSONAL SECURITIES TRANSACTION	25
APPENDIX 5: PERSONAL SECURITIES ACCOUNT CERTIFICATION	27
APPENDIX 6: PERSONAL HOLDINGS CERTIFICATION	28
APPENDIX 7: QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT	29

INTRODUCTION

This Code of Ethics has been adopted by affiliates of AlphaBit Investments, LLC (the “Firm”).

Regulatory Background

This Code of Ethics has been prepared to assist Access Persons (defined below) in complying with applicable securities laws and adopting a compliance program consistent with sound business practices. This Code of Ethics is intended to comply with the Investment Advisers Act of 1940, as amended (“Advisers Act”), the applicable provisions of the Investment Company Act of 1940, as amended (“1940 Act”), and other applicable rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”) and other functional regulators.

Rule 204A-1 under the Advisers Act requires each investment adviser registered with the SEC to adopt a code of ethics that sets forth a standard of business conduct required and expected of all its Access Persons. Rule 17j-1 under the 1940 Act also requires advisers to an ETF to adopt written codes of ethics. As a registered investment adviser, as well as the adviser to the Fund, the Advisers has adopted this Code of Ethics (“Code”) in accordance with these rules.

Preamble

These guidelines are not intended to address every situation. Access Persons are expected to obey all securities laws. The Advisers recognize the importance of responding flexibly to dynamic business needs and circumstances. Accordingly, the Advisers reserve the right to revoke, modify, interpret, and apply its guidelines, policies, or procedures at its sole discretion, and without prior notice. This Code of Ethics is not intended to be a contract or legally binding agreement, nor does it promise specific treatment in specific situations.

The Advisers expect Access Persons to comply with the letter of the Code and to observe its spirit. Always consider how your actions will reflect on the Firm as a whole and yourself as a professional. At the commencement of your employment or designation as an Access Person with the Advisers, and each time a new version of the Code is issued, you must certify that you understand and agree to abide by the terms of the Code by signing the Code of Ethics Certification, found in Appendix 1.

If an Access Person acts in a manner contrary to the Code, s/he could be subject to disciplinary sanctions depending on the evaluation of the circumstances. The standards of conduct set forth herein are applied fully and fairly without reliance upon technical distinctions to justify questionable conduct. Intentional and inadvertent Code violations may trigger disciplinary action, up to and including termination of employment, depending upon the severity or frequency.

Form of Reporting

This Code of Ethics makes direct reference to pre-approval, reporting, and certification forms which are incorporated herein as Appendices. The Advisers may utilize an automated technology platform to facilitate reporting therefore the Appendices are provided for reference purposes only. The Chief Compliance Officer will provide instructions to Access Persons as to the appropriate methods for pre-approval and reporting. Please consult the Chief Compliance Officer with any questions in this regard.

CODE OF ETHICS

Important Note

For purposes of this Code of Ethics, the term “client” is interpreted to mean the ETF and any future clients, including prospective separate account clients.

Fiduciary Duty

This Code of Ethics is predicated on the principle that the Firm owes a fiduciary duty to its clients. A fiduciary is to approach his or her client’s affairs with the same prudence as would be used in the management of his or her own affairs. Fiduciaries are expected to place the interests of the client before their own. Fiduciaries cannot withhold material information from a client that would affect the client’s investment decision. Accordingly, Access Persons must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients.

At all times, the Firm will:

●	Place client interests ahead of the Firm’s – As a fiduciary, the Firm will serve its clients’ best interests. In other words, Access Persons may not benefit at the expense of advisory clients. This concept is particularly relevant when Access Persons are making personal investments in securities traded by advisory clients.

●	Engage in personal investing that is in full compliance with the Firm’s Code of Ethics – Access Persons must review and abide by the Firm’s Personal Securities Transaction and Insider Trading Policies.

●	Avoid taking advantage of your position – Access Persons must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with the Firm, or on behalf of an advisory client, unless in compliance with the Gift Policy below.

●	Maintain full compliance with the Federal Securities Laws – Access Persons must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

Any questions with respect to this Code of Ethics should be directed to the Chief Compliance Officer (“CCO”). As discussed in greater detail below, Access Persons must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated confidentially when it is necessary and appropriate to do so.

Definitions

Access Person (“you”): Access Persons are those who have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or any Access Person who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. All the Advisers’ Supervised Persons (as defined in the Compliance Manual) are deemed to be Access Persons. Please see the CCO for a current list of Access Persons.

Automatic Investment Plan: An Automatic Investment Plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership: Access Persons are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. They have a pecuniary interest in securities if they have the ability to profit from a securities transaction directly or indirectly.

The following are examples of indirect pecuniary interests in securities:

●	Securities held by members of Access Persons’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. Adoptive relationships are included;

●	Access Person’s interests as a general partner in securities held by a general or limited partnership; and

●	Access Person’s interests as a manager/member in the securities held by a limited liability company.

Access Persons do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder, or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Access Persons of securities held by a trust:

●	Ownership of securities as a trustee where either the Access Person or members of the immediate family have a vested interest in the principal or income of the trust;

●	Ownership of a vested beneficial interest in a trust; and

●	An Access Person’s status as a settlor/grantor of a trust unless the consent of all of the beneficiaries is required in order for the Access Person to revoke the trust.

CCO: Chief Compliance Officer per Rule 206(4)-7 of the Advisers Act. The Firm has designated Bryan Dewhurst as Chief Compliance Officer.

Conflict of Interest: For the purposes of this Code of Ethics, a “conflict of interest” will be deemed to be present when an individual’s private interest interferes in anyway, or even appears to interfere, with the interests of a client, the Firm, or one or more of its affiliates, as a whole.

This Code’s procedures, standards, and restrictions do not and cannot address each potential conflict of interest. Rather, they attempt to prevent some of the more common types of problems. Ethics and faithful discharge of our fiduciary duties require adherence to the spirit of this Code and activities other than personal securities transactions could involve conflicts of interest. If there is any doubt about a transaction for a reportable account or for an Employee's personal account, the CCO should be consulted.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Private Investment: Private Investments include, but are not limited to investments in: hedge funds, private equity funds, venture capital funds, other private fund vehicles (including Investment Trusts that invest directly and primarily in cryptocurrencies), privately-held companies, investments in commercial properties, or residential properties (excluding primary residence) where income is earned on the property (e.g. a secondary residence that is used as a rental property or listed as vacation rental on Airbnb) and private placement offerings of digital assets (e.g., agreements for future digital assets). Private Investments also include: (i) loans to or from such entities, and any other entities formed for the purpose of engaging in business activity; (ii) loans to or from individuals who are not immediate family of the Access Person; and (iii) loans to or from individuals who are immediate family of the Access Person for the purpose of engaging in business activity. Loans to or from immediate family of the Access Person that are entirely of a personal nature are not included in the definition of private investments.

Reportable Account: Reportable Account generally means any account over which the Access Persons has Beneficial Ownership which can, even if the account does not currently, hold Securities. It includes the following accounts:

●	Any investment account with a broker-dealer or bank over which the Access Person has investment decision-making authority (including accounts that the Access Person is named on, such as being a guardian, executor or trustee, as well as accounts that the Access Person is not named on such as an account owned by another person but for which the Access Person has been granted trading authority).
●	Any investment account with a broker-dealer or bank established by partnership, corporation, or other entity in which the Access Person has a direct or indirect interest through any formal or informal understanding or agreement.

●	Any college savings account in which the Access Person has investment discretion issued under Section 529 of the Internal Revenue Code, which can hold Reportable Securities, and in which the Access Person has a direct or indirect interest.

●	Any other account that the CCO deems appropriate in light of the Access Person’s interest or involvement.

●	Any account in which the Access Person’s immediate family is the owner. Access Persons are presumed to have investment decision-making authority for, and therefore should report, any investment account of a member of their immediate family if they live in the same household.

●	Any 401(k) accounts from a previous employer which can or offer the ability to hold Reportable Securities.

Reportable Fund: The Digital Asset Debt Strategy ETF (“DADS,” the “ETF ”or the “Fund”) is considered a reportable fund.

Reportable Security: Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security” including an exchange-traded fund, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Reportable Security does not include (Excepted Securities):

1.	Direct obligations of the Government of the United States;
2.	Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements;
3.	Shares issued by money market funds;

4.	Shares issued by open-end funds other than reportable funds; and
5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds

Supervised Person: All directors, officers, and partners of the Firm (or other persons occupying a similar status or performing similar functions); employees of the Firm; and any other person who provides advice on behalf of the Firm and is subject to the Firm’s supervision and control.

Personal Account Trading

Personal trading for any Reportable Account should never be conducted in such a way as to create any questions of “front running,” otherwise taking personal advantage of the trading activity that is conducted for the Firm, or in any way seeking personal profits at the expense of the trading conducted for the Firm. An Access Person’s first priority in all trading decisions must be to benefit the Firm’s clients.

It is prohibited to engage in any trading (in a personal account or for clients) that violates the law.1 In addition, an Access Person may not receive from another party “hot tips,” favored commission rates, or other personal brokerage or other trading benefits in exchange for the employee’s giving the other party business, such as allocation of brokerage, or any other benefit. Receiving gifts or entertainment consistent with the Firm’s Gift and Entertainment Policy is permissible, as is attendance at sponsored seminars or conferences within the guidelines contained in that policy, but in all instances, it is important to avoid even the appearance of providing business in exchange for personal benefits. Access Persons are restricted as to the purchase and sale of their personal security holdings to the extent that a Fund advised by the Firm holds or is expected to trade the same security. The Code also contains restrictions on, and procedures designed to help prevent inappropriate trading while the Advisers are in possession of material nonpublic information.

Personal Securities Transactions Procedures and Reporting

1.       90-Day Hold. To deter market timing, Access Persons are required to hold any the Advisers sub-advised ETFs they purchase for a period of 90 days. This restriction applies to accounts for which Access Persons have a direct or indirect beneficial interest, including household members.

2.       3-Day Blackout Rule. Access Persons are prohibited from executing a transaction on behalf of themselves or another Access Person within 3 days of any client having a pending buy or sell order/recommendation in the same or an equivalent security and until such time as that order is executed or withdrawn. Individual securities within a client portfolio may not be available 3 days prior to execution. In this case, the Access Person is free to submit the trade for pre-clearance or execute the trade if it is exempt from pre-clearance per the terms below. Nevertheless, a personal trade by any Access Person shall not prevent a portfolio from trading in the same or an equivalent security on behalf of clients. However, such a transaction shall be subject to independent review by the CCO. For example, if the Adviser is rebalancing the Fund and identifies Apple (AAPL) as a target for the following day’s execution, that security is now under the 3-Day Rule and cannot be purchased until the AAPL trade settles.

1 For example, an Access Person may not trade on the basis of material nonpublic information.

3.       Exemptions Related to 90-Day Hold and 3-Day Blackout Rule. Any security that is not held by a client, including the Fund, is not subject to the 90 Day Hold Period or the 3-Day Blackout Period. With respect to other 90-day holding period requirement waivers, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability. Exceptions must be approved by the CCO prior to execution.

4.       Initial Public Offerings. Neither Access Persons nor their household members are permitted to purchase or sell Initial Public Offerings (“IPOs”) without prior written approval. Requests may be submitted to the CCO for consideration and must be granted in writing prior to transacting. In such cases, records of who requested such approval, when it was requested, and whether it was granted or denied is maintained by the CCO.

5.       Preclearance Required for Private Investments. Private Investments may only be acquired by an Access Person or household member thereof with the advance written approval of the CCO. A request for approval of a Private Investment should generally be submitted at least one week in advance of the proposed date of investment. Access Persons are urged to consult the CCO with any questions about Private Investments. Preclearance does not preclude subsequent reporting of transactions.

6.       Cryptocurrencies. A cryptocurrency is a digital asset designed to work as a medium of exchange that uses strong cryptography to secure financial transactions, control the creation of additional units, and verify the transfer of assets. There is some debate as to whether cryptocurrencies are securities. If there is a centralized third party, along with purchasers of a cryptocurrency with an expectation of a return, then the transaction should be considered a securities transaction. Bitcoin is not deemed to be a security because it is decentralized: there is no central party whose efforts are a key determining factor in the enterprise. In addition, ether is not a security because the Ethereum network is also decentralized. Access Persons are not required to pre-clear, or report transactions or holdings related to cryptocurrencies which are not deemed to be securities.

Cryptocurrencies that are deemed to be securities and Initial Coin Offerings (“ICOs”) are included in the definition of a covered security. If there is any question by an Access Person as to whether a security is “covered” under this Code, s/he should consult with the CCO for clarification on the issue before entering any trade for his/her personal account.

7.       Short Selling Restrictions. Access Persons and household members are prohibited from selling short any security which is owned in a client portfolio, including the Fund.

8.       Investment Clubs are Prohibited. Access Persons and household members are prohibited from participating in investment clubs.

9.       Trustee Arrangements. Access Persons must receive pre-approval from the CCO before accepting a trustee position for any person or entity.

10.     Prohibition on Trading Securities on the Restricted Security List. The Advisers may from time to time establish a Restricted Security List that includes certain securities where the Advisers have, or may receive, material nonpublic information about such companies because of a special relationship between the Advisers or an Access Person and such companies or otherwise. No Access Persons or household member thereof can trade or invest in any securities listed on the Restricted Security List without the prior consent of the CCO. This restriction covers all instruments of the issuer, including equity, debt, and derivative instruments.

If any Access Person or household member thereof already holds a security that is on the Restricted Security List and has not received consent from the CCO, such Access Person or household member must continue to hold and may not execute any buy or sell orders for the relevant security until such security is removed from the Restricted Security List. This requirement covers all instruments of the issuer. All Access Persons are responsible for knowing the contents of the Restricted Security List prior to effecting or soliciting a transaction in a security. Any Access Person with access to the Restricted Security List is prohibited from disclosing the securities listed on the Restricted Security List to third parties (except household members to facilitate their compliance with this policy) without the authorization of the CCO.

The CCO will determine whether a security should be placed on the Restricted Security List and maintain and update the Restricted Security List, as necessary. The CCO will periodically monitor transactions by Access Persons and their respective household members that are reported to the CCO pursuant to the Code to ascertain any pattern of conduct which may violate the restriction requirements or evidence front-running, scalping, or other inappropriate behavior.

11.    Restrictions on Disclosures. Access Persons may not disclose any nonpublic information (whether or not it is material) relating to the Advisers or securities transactions on behalf of clients to any person outside the Advisers (unless such disclosure has been authorized by the Advisers). Access Persons may not communicate material, nonpublic information to anyone, including persons within the Advisers, except as permitted by this Code and related policies outlined in the Compliance Manual. All material nonpublic information must be secured. For example, access to files containing material, nonpublic information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in a private setting to the extent practicable. Conversations in public places, such as elevators, restaurants, and airplanes, should be limited to matters that do not pertain to information of a sensitive or confidential nature. Disclosure restrictions are not intended to preclude an Access Person’s rights under the Whistleblower Policy which is found in the Compliance Manual.

The CCO will review and consider any proper request for relief or exemption from any restriction, limitation or procedure contained in this Code which you believe will cause you a hardship. The decision of the CCO is completely within his discretion.

Each Access Person is solely responsible for any violation of this Code by a household member thereof.

Pre-Clearance Procedure

For any activity where it is indicated in the Code of Ethics that pre-clearance is required, the following procedure must be followed:

●	Pre-clearance requests must be submitted by the requesting Access Person to the CCO in writing (see Appendix 4 for the Pre-Approval Form: Personal Securities Transaction). The request must describe in detail what is being requested and any relevant information about the proposed activity.

●	The CCO will respond in writing to the request as quickly as is practical, either giving an approval or declination of the request, or requesting additional information for clarification.

●	Pre-clearance authorizations expire 48 hours after the approval, unless otherwise noted by the CCO on the written authorization response.
●	Records of all pre-clearance requests and responses will be maintained by the CCO for monitoring purposes and ensuring the Code of Ethics is followed.

Reporting Requirements

Initial Personal Securities Account Report

No later than ten (10) days after the person becomes an Access Person and annually thereafter, every Access Person must file a personal securities account report containing the information specified in Appendix 5, the Personal Securities Account Certification.

Initial and Annual Holdings Reports

No later than ten (10) days after the person becomes an Access Person and annually thereafter, every Access Person must file a holdings report containing the following information:

●	The title, exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person becomes an Access Person;

●	The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

●	The date that the report is submitted by the Access Person.

See Appendix 6 for the Personal Holdings Certification. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (in the case of an initial report) or the date the report is submitted (in the case of an annual report).

Quarterly Reports

No later than thirty (30) days after the end of calendar quarter, every Access Person must file transaction reports containing the following information:

●	For each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership, the Access Person must provide the date of the transaction, the title, exchange ticker symbol or CUSIP number, type of security, the interest rate and maturity date (if applicable), number of shares and principal amount of each involved in the transaction;

●	The nature of the transaction (e.g., purchase, sale)

●	The price of the security at which the transaction was effected;

●	The name of any broker, dealer, or bank with or through the transaction was effected; and

●	The date that the report is submitted by the Access Person.

See Appendix 7 for the Quarterly Personal Securities Transactions Report. Access Persons may use duplicate brokerage confirmations and account statements, provided that all of the required information is contained in those confirmations and statements, and the Access Person submits Appendix 6 confirming that the Advisers is in receipt of all confirmations and statements.

Exceptions from Reporting Requirement

Initial, annual, and quarterly reporting is not required for any account over which an Access Person or a household member has no direct or indirect influence or control. However, each Access Person must report the existence of such an account to the CCO. The CCO has the authority to request further information and documentation from you regarding any account over which you claim to have no influence or control, including to direct the adviser or broker to the account to provide an affirmative certification that the Access Person or household member has no direct or indirect influence or control. Each Access Person must certify annually that he or she, or a household member when applicable, does not have direct or indirect influence or control over the account. If the Access Person’s level of discretion changes relative to a non-discretionary account, the CCO must be notified immediately. All related documentation pertaining to a personal account exemption will be maintained by the CCO pursuant to the Advisers’ Books and Records policy.

The reporting requirements of this section of this Code of Ethics do not apply to transaction reports with respect to transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

Furthermore, accounts restricted solely to the purchase and sale of mutual funds, 529 College Savings Plans, and 403b/401k plans are not subject to this policy and do not require disclosure or quarterly reporting as long as they do not hold and cannot hold Reportable Securities. However, if the accounts described above can trade Reportable Securities, (e.g., individual equity names, ETFs, or the Fund), those accounts are subject to the policy even if they hold only mutual funds as of the date of reporting.

Responsibility to Report

All reports must be filed with the CCO or a named designee. The responsibility for taking the initiative to report is imposed on each Access Person required to make a report. Any effort by the CCO to facilitate the reporting process does not change or alter that responsibility. Any Access Person who has failed to provide the referenced information by the prescribed deadline will be deemed to have violated the Advisers’ Code of Ethics and may be subject to disciplinary action.

Monitoring of Personal Securities Transactions

The Firm is required by the Advisers Act to review Access Persons’ personal securities transactions and reports periodically. The CCO is responsible for reviewing these reports. To avoid self-review if the CCO when the only Access Person, another officer of the Firm is responsible to review transactions and reports and approve pre-clearance requests submitted by the CCO.

Confidentiality

Access Persons must report personal securities accounts and holdings to the CCO as outlined herein. It is the intent of the CCO to regard and preserve information pertaining to Access Person personal trading activities as confidential in nature. However, in certain circumstances, the Advisers may be authorized to disclose such information as required by law enforcement or regulatory inquiry and under any circumstances wherein the Advisers deems disclosure to be reasonably necessary to prevent fraud, unauthorized transactions, liability, or to respond to judicial process or subpoena.

Prohibited, Dishonest, and Unethical Practices

The following activities are expressly prohibited:

●	Recommending to a client the purchase, sale, or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client;

●	Borrowing or loaning money or securities from or to a client unless the client is a broker-dealer, an affiliate of the Firm, or a financial institution engaged in the business of loaning funds;

●	Misrepresenting to any client, or prospective client, the qualifications of the Access Person, or misrepresenting the nature of the advisory services being offered or fees to be charged for such service;

●	Guaranteeing a client that a specific result will be achieved with advice rendered;

●	Engaging in any act, practice, or course of business which is fraudulent, deceptive, manipulative, or unethical; or

●	Engaging in conduct or any act, indirectly or through or by any other person, which would be unlawful for such person to do directly under the provisions of the Advisers Act and any rule or order thereunder.

Conflicts of Interest

The Firm has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. Access Persons must strive to avoid any activity or a personal interest that presents a “conflict of interest.” A conflict of interest may arise if the Access Person's personal interest interferes or appears to interfere with the interests of the Firm or its clients. A conflict of interest can arise whenever an Access Person takes action or has an interest that makes it difficult for him/her to perform his/her duties and responsibilities at the Firm honestly, objectively, and effectively.

While it is impossible to describe all of the possible circumstances under which a conflict of interest may arise, below are situations that most likely could result in a conflict of interest and that are prohibited under this Code of Ethics:

●	Access Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients, including the Fund, to profit personally, directly, or indirectly, as a result of such transactions, including by purchasing or selling such securities.

●	Access Persons are prohibited from recommending, implementing, or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the Access Person may not participate in any decision-making process regarding the securities of that issuer.

Spread of False Information

The Advisers unequivocally prohibit and forbid all Access Persons from communicating or transmitting “false rumors” or other information regarding any Fund, portfolio investment, or any registered security which such Access Person does not know or reasonably believes to be true to any person outside of the Advisers for any reason.

If the CCO, upon due investigation, finds that any Access Person has engaged in the spread of false rumors or information as described above, the CCO may recommend sanctions including, but not limited to, dismissal of the person or persons involved and/or reporting of any improper conduct to the SEC or other regulatory authorities.

Gifts and Entertainment

Access Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Access Persons should not offer gifts, favors, entertainment, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Firm or the Access Person.

No Access Person may receive any gift, service, or other thing of more than de minimis value of from any person or entity that does business with or on behalf of the Firm. No Access Person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the Firm without written pre-approval by the CCO. Gifts received from or given to the same source valued at $100.00 or less will be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also will be considered to be of de minimis value.

No Access Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the Firm.

Bribes and kickbacks are criminal acts, strictly prohibited by law. Access Persons must not offer, give, solicit, or receive any form of bribe or kickback.

Political Contributions

SEC Rule 206(4)-5 restricts contributions and solicitation practices of investment advisers and their affiliates. Specifically, the Rule prohibits an investment adviser from providing advisory services to any state or local government entity, for two years, if that investment adviser or any “Covered Associate” has made a contribution to a public official who is in a position to influence the award of that advisory service contract. The Rule further prohibits an investment adviser, or a Covered Associate, from paying directly or indirectly any person to solicit a government entity for advisory services on behalf of the adviser unless such person is: a registered investment adviser representative, or an executive officer, general partner, managing member or an employee of the adviser.

A “Covered Associate” includes: (1) any general partner, managing member or executive officer of the Firm, (2) any employee who solicits a governmental entity on behalf of the Advisers and anyone directly or indirectly supervising such employee, and (3) any political action committee controlled by the Advisers or one of its Covered Associates.

A “Government Entity” includes all state and local governments, agencies and instrumentalities and government sponsored plans, including public pension plans, 403(b), 457 and 529 plans.

A “Government Official”, for purposes of this Rule, includes an incumbent, candidate or successful candidate for office if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an adviser or has the authority to appoint such a person. The rule does not specify particular types of officials who could influence the hiring of an adviser. Instead, the scope of authority associated with a particular office determines whether such official can ultimately influence the hiring decision.

“Contribution” means any gift, subscription, loan, advance, or deposit of money, or anything of value made for:

●	the purpose of influencing any election for federal, state, or local office;

●	the payment of debt incurred in connection with any such election;

●	transition or inaugural expenses incurred by a successful candidate for state or local office; or

●	charitable donations and contributions to a political action committee (PAC).

For purposes of this policy, all Access Persons are deemed to be Covered Associates.

The Rule does not impose a ban on political contributions made by Covered Associates and/or Promoters/Consultants of an adviser. It is a ban on the adviser’s ability to receive compensation (fees) from a government client who selected the adviser because of direct or indirect payments to an official or other individual or entity that can influence the selection of advisers. The Rule covers individual contributions and also prohibits a practice known as “bundling,” which is the coordination of contributions or solicitations to officials/candidates who can exert influence over the adviser selection process.

It is the policy of the Advisers to avoid conflicts of interest or appearances of impropriety in connection with the provision of advisory services for compensation to any government client and to identify risk exposures for the Advisers and its clients.

In general, the Rule prohibits the Advisers from receiving compensation for advisory services provided to a state or local government client for a period of two years after any Covered Associates or other employees of the Advisers make a political contribution to candidates or officials in a position to influence the hiring of the Advisers as an adviser by the state or local government client. Specifically, contributions made by a Covered Associate will be attributed to an adviser if those contributions were made within (i) two years prior to the date the individual became a Covered Associate, in the case of Covered Associates who solicit clients for the adviser or (ii) six months prior to the date the individual became a Covered Associate, in the case of Covered Associates who do not solicit clients for the adviser. The Rule also prohibits any Covered Associates or other employees of the Advisers from “bundling” (soliciting or coordinating) contributions to elected officials, candidates, or political parties of state/locality having the ability to exert influence over the selection of investment advisers. Rule 206(4)-5 contains certain “de minimis” exceptions which allow Covered Associates to make political contributions, in the aggregate, that do not exceed $350.00 to any one official, per election, where such individual is entitled to vote, and contributions that do not exceed $150.00 to any one official, per election, where such individual is not entitled to vote. The de minimis exceptions are available only for contributions by individual Covered Associates, not the adviser (i.e., the Advisers).

The Advisers’ policy requires that all Access Persons, Covered Associates, and Promoters/Consultants obtain prior approval before making any Contributions to a Government Entity or Government Official (as each is defined above) that exceed $50.00 in aggregate in one election cycle by submitting the proposed contribution to the CCO on the Firm’s Political Contribution Pre-approval Form (Appendix 2). The CCO will then determine the corresponding recordkeeping requirements, and whether such political contribution could potentially result in the Advisers or a sub-advised Fund being disqualified from any current or anticipated advisory engagement.

The CCO shall also monitor political contributions related to the hiring and termination of Access Persons. Under the Rule, a new Access Person’s political contributions at a previous firm, or a terminated Access Person’s political contributions occurring prior to termination, may result in the Advisers being “banned” for two years from receiving advisory compensation. In certain circumstances, the Advisers’ fiduciary duty to the government client could require the Firm to continue providing advisory services without receiving compensation.

Confidentiality

Access Persons must respect the confidentiality of information acquired in the course of their work and must not disclose such information, except when they believe they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage. Access Persons must keep all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the Firm.

Service on a Publicly Traded Company’s Board of Directors and Other Outside Interests

Access Persons must not serve on the board of directors of publicly traded companies without the prior authorization of the CCO. Any such approval may only be made if it is determined that such board service will be consistent with the interests of the clients and of the Firm, and that such person serving as a director will be isolated from those making investment decisions with respect to such company by appropriate procedures. A director of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director.

Access Persons must obtain prior approval from the CCO for any outside business activity that was not already underway at the time this policy was first adopted. Pre-approval should be requested by submitting an e-mail to the CCO detailing the contemplated outside activity, anticipated time commitment, compensation, and disclosure of any potential conflicts of interest associated with the activity.

An outside activity or interest may never:

●	Present a substantial risk of confusing clients or the public as to the capacity in which the Access Person is acting;

●	Pose a reputational risk for the Advisers;

●	Inappropriately influence an Access Person’s business dealings or otherwise create a conflict of interest vis-à-vis the interests of the Advisers or clients; and/or

●	Involve use of the Advisers’ client, or proprietary information.

On an annual basis, Access Persons must review and certify to outside business activities. See Appendix 3 for the Outside Business Activities Disclosure Form. At all times, the Access Person should ensure that his/her outside business activities do not present a risk of a conflict of interest for the Advisers, and that the Access Person make it known that, while serving an outside entity, s/he is not acting or providing advice on behalf of the Advisers.

The CCO may require further information concerning any outside activity for which an Access Person requests approval, including the number of hours involved and the compensation to be received. The CCO will review each reported outside business activity and decide whether such activity must be restricted, monitored, and/or disclosed by the Advisers. Access Persons are advised to consult the CCO with any questions as to whether an outside activity or interest is reportable under this policy.

Case-by-Case Exceptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from certain Prohibitions on a case-by-case basis. Any request for such consideration must be submitted to the CCO in writing. Exceptions will only be granted in those cases in which the CCO determines that granting the request will not create any potential, apparent, or actual conflicts of interest.

Certification of Compliance

Initial Certification

The Firm is required to provide all Access Persons with a copy of the Code. All Access Persons are to certify in writing that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with its terms.

Acknowledgement of Amendments

The Firm must provide Access Persons with any amendments to the Code and Access Persons must submit a written acknowledgement that they have received, read, and understood the amendments to the Code.

Annual Certification

All Access Persons must annually certify that they have read, understood, and complied with the Code of Ethics and that the Access Persons has made all of the reports required by the Code and has not engaged in any prohibited conduct.

The CCO will maintain records of these certifications of compliance.

Reporting Violations

All Access Persons must report violations of the Firm’s Code of Ethics promptly to the CCO. If the CCO is involved in the violation or is unreachable, Access Persons may report directly to a Firm Principal. All reports of violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Persons may report violations of the Code of Ethics on an anonymous basis. Examples of violations that must be reported are (but are not limited to):

●	noncompliance with applicable laws, rules, and regulations;

●	fraud or illegal acts involving any aspect of the Firm’s business;

●	material misstatements in regulatory filings, internal books and records, clients records or reports;

●	activity that is harmful to clients; and/or

●	deviations from required controls and procedures that safeguard clients and the Firm.

No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Code of Ethics. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code. See also the Advisers’ Whistleblower Policy maintained in the Compliance Manual.

Compliance Officer Duties

Training and Education

The CCO is responsible for training and educating Access Persons regarding the Code. Training will occur as needed and all Access Persons are required to attend any training sessions or read any applicable materials in accordance with CCO direction.

Recordkeeping

The CCO will ensure that the Firm maintains the following records in a readily accessible place:

●	A copy of each Code of Ethics that has been in effect at any time during the past six years[2];

●	A record of any violation of the Code and any action taken as a result of such violation for six years from the end of the fiscal year in which the violation occurred;

●	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past six years was, an Access Person. These records must be kept for six years after the individual ceases to be an Access Person of the Firm;

2 Although the record retention period for investment advisers is generally five years, the period is extended to six years to accommodate record retention requirements for the Fund under the 1940 Act.

●	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

●	A list of the names of persons who are currently, or within the past six years were, Access Persons;

●	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in initial public offerings and limited offerings for at least six years after the end of the fiscal year in which approval was granted;

●	A record of any decisions that grant employees or Access Persons a waiver from or exception to the Code.

Annual Review

The CCO will review at least annually the adequacy of the Code of Ethics and the effectiveness of its implementation.

Sanctions

Any violations discovered by or reported to the CCO will be reviewed and investigated promptly. Such report will include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO. Such recommendation will be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics. The CCO may impose such sanctions for violation of this Code of Ethics, as he deems appropriate, including, but not limited to:

●	Letter of censure;

●	Suspension or termination of the employment;

●	Reversal of a securities trade at the violator’s expense and risk, including disgorgement of any profit; and/or

●	Referral to law enforcement or regulatory authorities in serious cases.

Insider Trading

It is the policy of the Advisers that no Access Person may engage in what is commonly known as “insider trading.” Specifically, the Firm prohibits:

●	Trading, either in a Reportable Account or on behalf of any other person (including client accounts), on the basis of material nonpublic information; or

●	Communicating material nonpublic information to others in violation of the law.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such Investment Adviser or any Access Person with such investment adviser. In accordance with Section 204A of the Act, the Firm has instituted procedures to prevent the misuse of nonpublic information.

Securities laws are interpreted to prohibit the following activities:

●	Trading by an insider while in possession of material nonpublic information; or

●	Trading by a non-insider while in possession of material nonpublic information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

●	Communicating material nonpublic information to others in breach of a fiduciary duty.

Who Is Covered by the Policy

This policy covers all of the Firm’s Access Persons as well as all transactions in any securities participated in by family members, trusts, or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Access Person is an officer, director or 10% or greater stockholder and a partnership of which the Access Person is a partner unless such person has no direct or indirect control over the partnership.

Material Information

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

●	Dividend or earnings announcements

●	Write-downs or write-offs of assets

●	Additions to reserves for bad debts or contingent liabilities

●	Expansion or curtailment of company or major division operations

●	Merger, joint venture announcements

●	New product/service announcements

●	Discovery or research developments

●	Criminal, civil and government investigations, and indictments

●	Pending labor disputes

●	Debt service or liquidity problems
●	Bankruptcy or insolvency problems

●	Tender offers, stock repurchase plans, etc.

●	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material nonpublic information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security and therefore be considered material.

Nonpublic Information

In order for issues concerning insider trading to arise, information must not only be material, but also nonpublic as well. Once material, nonpublic information has been effectively distributed to the investing public, it is no longer classified as material, nonpublic information. However, the distribution of nonpublic information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, but there must also be adequate time for the public to receive and digest the information. Lastly, nonpublic information does not change to public information solely by selective dissemination.

Access Persons must be aware that even when there is no expectation of confidentiality, a person may become an insider upon receiving material, nonpublic information. Whether the “tip” made to the Access Person makes such person a “tipee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

“Benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Access Persons may also become insiders or “tipees” if they obtain material, nonpublic information by happenstance, at social gatherings, by overhearing conversations, etc.

Fair Dealing vs. Self-Dealing

Access Persons must act in a manner consistent with the obligation to deal fairly with all clients when taking investment action. The Firm will not tolerate self-dealing for personal benefit or the benefit of the Firm at the expense of clients.

Front Running

“Front running” and “scalping” refer to the buying or selling of securities in a Reportable Account, prior to clients, in order to benefit from any price movement that may be caused by client transactions or the Firm’s recommendations regarding the security. It also includes buying or selling options, rights, warrants, futures contracts, convertible securities, or other securities that are related to a security in which clients may affect transactions or which the Firm may make recommendations. The Firm strictly prohibits front running and any other form of market manipulation.

APPENDIX 1

CODE OF ETHICS CERTIFICATION

The undersigned Access Person hereby acknowledges, certifies, represents, warrants, and agrees that:

1.	He or she has received a copy of the Advisers’ Code of Ethics and has read and understands the information contained therein.

2.	He or she will abide by: (i) all rules, restrictions, policies, and procedures described in the Code of Ethics (as amended from time to time); and (ii) all covered laws applicable to him or her (as amended from time to time), whether in connection with his or her activities on behalf of the Advisers or otherwise.

3.	If applicable, he or she has complied with the Advisers’ Code of Ethics since the last date on which such person signed and delivered this Certification (or its predecessor form) to the Advisers.

4.	He or she understands that any violation of the Advisers’ Code of Ethics by him or her may lead to sanctions, including the termination of his or her employment with the Advisers or other dismissal.

5.	He or she understands that nothing contained in the Advisers’ Code of Ethics affects in any way the at-will nature of his or her employment with the Advisers, which the Advisers may terminate at any time for any reason without penalty or other payment except as required by law or written agreement.

____________________________	____________________

Access Person Name (print)	Date

____________________________

Access Person Signature

*Important Note: The CCO has discretion to rely upon e-mail or DocuSign attestation, or an automated technology platform in lieu of signatures.

APPENDIX 2

 POLITICAL CONTRIBUTION PRE-APPROVAL FORM

Name:

Title/Position:

Home Address:

City, County, State, Zip Code:

Check at least one of the following:

___________	I am requesting approval to make a Political Contribution.

(Complete Part 1)

___________	I am requesting approval to volunteer for a Campaign.

(Complete Part 2)

___________	I am requesting approval to Coordinate or Solicit Contributions, including Fundraising

(Complete Part 2)

By signing below, I certify that the political contribution or activity described in the attached is accurate, and the proposed contribution or activity is not made to influence or induce the obtaining/retaining of investment advisory services business for the Advisers or its affiliates.

Signature:	Date:

Part 1 or Part 2 must accompany this form

[Chief Compliance Officer Approval/Disapproval]

Approval:	Date:

APPENDIX 2

POLITICAL CONTRIBUTION PRE-APPROVAL FORM

Part 1

Description of Political Contribution:

Proposed Amount of Contribution: $ ___________

Payable to: ____________________

If Contribution Is In-Kind or Other Than Cash or Check Indicate Its Nature:

List Previous Contributions to this Candidate/Political Organization (Dates and Amounts):

If Contribution is to a Candidate, Officeholder, or Campaign, Provide the Information Below:

Name of Candidate/Officeholder:

Are You Entitled To Vote for This Candidate/Officeholder: Yes _______ No _______

Date of Election:           _______________________________

Type of Election (Primary, General, Special or Run-off): ____________

Office Candidate/Officeholder Seeks:

Jurisdiction of Office Sought (City, County, State, Federal):

Office Candidate/Officeholder Currently Holds, if any:                    ______

Jurisdiction of Office Candidate/Officeholder Currently Holds (City, County, State, Federal):

If Contribution is to a Political Organization, Provide the Information Below:

Name of Organization:

Type of Organization: Political Party: ____ PAC: ____ Other: _________________

Jurisdiction Covered by Organization (City, County, State, Federal): __________________________

If Recipient is a Political Party, Are You Entitled to Vote in the Above Jurisdiction:

Yes _______ No _______

APPENDIX 2

POLITICAL CONTRIBUTION PRE-APPROVAL FORM

Part 2

Description of Volunteer Activity/Solicitation or Coordination of Contributions, or Fundraising

Name of Beneficiary (Officeholder, Candidate, Campaign, Political Party, Political Organization Benefiting from Volunteer Activity, or Solicitating or Coordinating Contributions or Fundraising): ______________

Type of Beneficiary (Check One):

Candidate/Officeholder/Campaign _______	Political Party _______	PAC ______

Other ________________________________________________________________________

Office Candidate Seeks and Jurisdiction, if applicable:

Office Candidate Currently Holds, if any, and Jurisdiction:

(1) Describe Nature of Activity:

(2) How Many Hours Do You Expect to Devote to Activity?

(3) Will You Engage In Volunteer Activity During Working Hours? Yes ____ No ____

If Yes, how many hours?

(4) Will You Use Company Resources (Such As Office Space, Personnel, Secretary, Equipment, Phones, Copiers or Computer)? Yes ____ No ____

If Yes, describe in detail:

(5) Will You Make Expenditures from Personal Funds for this Activity? Yes ____ No ____

If Yes, describe in detail: _____________________________________________________________

(Please note that such personal expenditures may be a political contribution requiring a separate Pre-Approval request to be submitted on Part 1)

(6) Will Activity Involve Soliciting / Coordinating Contributions, or Fundraising? Yes ____ No ____

If Yes, describe in detail: ______________________________________________________________

(7) If Recipient is a Candidate's Campaign, Provide Additional Information Below:

Type of Election (Primary, General, Special or Run-off):

Date of Election:

APPENDIX 3

OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM

Check One: _____ New Disclosure _____ Updated Disclosure _____ Remove Disclosure

Access Persons who engage in any outside business activity, with or without compensation, must complete and submit this form to the CCO for review and approval. See the Code of Ethics for complete information.

An outside business activity includes any business activity that is outside the scope of the Advisers’ business. Such business activity includes acting as a proprietor, partner, officer, director, trustee, consultant, landlord, or having any financial interest in another business or organization. An outside business activity also includes non-compensated positions for which you have a fiduciary duty (i.e. president, treasurer, trustee, power of attorney, charitable or other office positions for a nonprofit board). While an outside business activity does not include passive investments, exception might apply by virtue of their nature, position, percentage of ownership or control or obligations with respect to that activity.

Failure to promptly disclose an outside business activity could result in disciplinary actions including termination. You must utilize this Outside Business Activity Disclosure Form to disclose any activity to the Advisers. Your disclosure must be both accurate and complete to be considered for review.

In the event that you have any change in your outside business activity profile, you must update this form promptly and forward it to the CCO for review and final updating.

I understand it is my obligation to promptly update any changes in my outside business activities.

Please Initial, Sign and Date:

I DO NOT engage in any outside business activities.	___________

I DO engage in the following outside activities:	___________

Description of outside activities, including details related to time spent and compensation received (list all that apply; attach separate page(s) if needed):

______________________	_______________	_________________________
Access Person Name (print)	Date	Signature

_____________________________________	_______________

Chief Compliance Officer Approval Signature	Date

*Important Note: The CCO has discretion to rely upon e-mail or DocuSign attestation, or an automated technology platform in lieu of signatures.

APPENDIX 4

PRE-APPROVAL FORM: PERSONAL SECURITIES TRANSACTION

This form must be submitted prior to executing a transaction in personal securities (with some exceptions), a private placement, limited offering, sub-advised ETF, or any other transaction the Access Person believes could cause a conflict or compliance violation. IPOs are prohibited. See the Code of Ethics for details.

IRRESPECTIVE OF APPROVAL BY THE CHIEF COMPLIANCE OFFICER, NO EMPLOYEE MAY EXECUTE ANY SECURITIES TRANSACTION WHILE IN POSSESSION OF INSIDE INFORMATION. SEE THE ADVISERS’ CODE OF ETHICS FOR INFORMATION ABOUT INSIDER TRADING AND NON-PUBLIC INFORMATION.

Whether or not an Access Person has “inside information”, no employee may “trade ahead” of a client or execute any transaction which might in any respect disadvantage a client account or result in an Access Person in any respect profiting from a transaction executed or positions held for a client.

Name as it appears on the Account:        ________________________________________

Account Number:        ________________________________________

Issuer:        ____________________

Equity Investments:	☐ Common ☐ Preferred

Number of shares:	____________________

Debt Investments:	☐ Public ☐ Private

Interest rate:	____________________

Maturity date:	____________________

Limited Offering:

Please provide details:

Describe whether and why this investment would or would not be suitable for a client:

Transaction Type (please check):

☐ Purchase

☐ Sale

Estimated Trade Date: ____________________ Estimated Price: ____________________

Broker/Dealer: ____________________

APPENDIX 4

PRE-APPROVAL FORM: PERSONAL SECURITIES TRANSACTION

Is the investment a limited offering?	☐ Yes ☐ No

Is the investment a private placement?	☐ Yes ☐ No

If yes, will the private placement invest in corporate debt or equity?	☐ Yes	☐ No
If yes, will you take an active role in the management of investments?	☐ Yes	☐ No

Representation and Signature:

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information.

_________________________________ _______________

Access Person Name                                   Date

_________________________________

Access Person Signature

Compliance Approval: ________________________ Date: _____________________

Duration of preclearance approval: _________________________________

APPROVAL OF A TRADE DOES NOT MEAN THAT THE ADVISERS IN ANY RESPECT RECOMMEND OR ENDORSE SUCH TRANSACTION. THIS APPROVAL IS ONLY VALID UNTIL THE LAST DATE LISTED ABOVE. FURTHERMORE, THIS APPROVAL IS NOT VALID IF ANY OF THE INFORMATION LISTED ABOVE CHANGES OR SHOULD THE ACCESS PERSON COME INTO POSSESSION OF “INSIDE INFORMATION”.

*Important Note: The CCO has discretion to rely upon e-mail or DocuSign attestation, or an automated technology platform in lieu of signatures.

APPENDIX 5

PERSONAL SECURITIES ACCOUNT CERTIFICATION

To be completed upon employment, promptly upon any changes and annually thereafter

Check One: New Disclosure _______ Updated Disclosure ________ Annual Disclosure_________

Access Person Name (print):_______________________________________

Date of Report: _________________

Check one of the following as applicable:

____ I do not have any personal securities accounts to disclose.

____ I have personal securities accounts to disclose which are listed below.

Listed below are personal securities accounts which I or a household member have beneficial interest as defined in the Advisers’ Personal Trading Policy. Attach additional sheets if necessary.

Type of Account (e.g. brokerage, IRA)	Name on Account	Relationship to me (e.g. self, spouse)	Financial Institution (e.g. Schwab, E-Trade)	Account Number

Access Person Signature: ____________________________	Date: __________

_____________________________________	_______________

Chief Compliance Officer Approval Signature	Date

*Important Note: The CCO has discretion to rely upon e-mail or DocuSign attestation, or an automated technology platform in lieu of signatures.

APPENDIX 6

PERSONAL HOLDINGS CERTIFICATION

To be completed upon employment, upon any changes and annually thereafter

Name of Access Person (print):	______________________________________

Check One: New Disclosure _______ Updated Disclosure ________ Annual Disclosure _________

Please list all other personal holdings in which you have a financial interest or over which you exercise control that have not otherwise been disclosed to the Advisers or check the box below stating you do not have any additional holdings to disclose.

NAME OF HOLDING, AMOUNT OWNED AND DATE ACQUIRED	BROKERAGE FIRM OR CUSTODIAN	ACCOUNT NUMBER AND NAME ON ACCOUNT (If applicable)	STATEMENTS SENT TO CCO? (Yes/No//N/A/Will be Arranged)

Attach additional sheets if necessary.

OR

_________ I do not have any additional personal holdings to disclose (check here only if this applies).

Access Person Signature: ____________________________	Date: _______________________

_____________________________________	_______________

Chief Compliance Officer Approval Signature	Date

*Important Note: The CCO has discretion to rely upon e-mail or DocuSign attestation, or an automated technology platform in lieu of signatures.

APPENDIX 7

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

The Code of Ethics and SEC regulations require that each Access Person (defined at Rule 204A-1(e)(1)) report, within 30 days of the end of each calendar quarter, any personal securities transactions in any account of the Access Person, or any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest. If the Access Person has arranged for the CCO or other designee to receive copies of brokerage statements for all covered accounts, then such brokerage reports will negate the need for the Access Person to separately complete this quarterly transaction report. If the Access Person has arranged for the Advisers to receive copies of brokerage statements for all covered accounts, the use of this form would be limited to reporting transactions in private offerings which are transacted outside of brokerage accounts.

Quarter ending: ______________

____ YES, I had reportable personal securities transactions within the past quarter as reported on (check all that apply):

_____ the attached page/or monthly brokerage statements

_____ confirmations/statements sent directly by my broker-dealer to the Firm

_____ the attached report

_____ NO, I had no reportable personal securities transaction(s) in the past quarter.

This report is to be signed, dated, and returned to the CCO, within 30 days of quarter end.

_________________________________

Access Person Signature

_________________________________	____________________

Print Name*	Date

_________________________________	____________________
Chief Compliance Officer Signature	Date

*Important Note: The CCO has discretion to rely upon e-mail or DocuSign attestation, or an automated technology platform in lieu of signatures.

APPENDIX 7

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Transactions do not need to be reported for:

●	Any account in which the Access Person has no direct or indirect influence or control;

●	Direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes, and bonds;

●	High quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper;

●	Open-end investment companies, i.e., mutual funds unless the Advisers, or an affiliated company acts as investment adviser, sub-adviser, or principal underwriter to the mutual fund(s);

●	529 Plans, unless the Advisers or a control affiliate manages, distributes, markets, or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and

●	Units of unit investment trusts, so long as the unit investment trust is neither managed by the Advisers, any affiliate of the Advisers, nor invested in affiliated mutual funds.

Account Identification Information (Name/#)	Trade Date and Transaction Type (Buy/Sell)	Transaction Price and Number of Shares	Name of Security	Ticker or CUSIP	Interest Rate and Maturity Date	Principal Amount	Broker

The reporting or recording of any such transaction should not be construed as an admission you have any direct or indirect beneficial ownership in the security reported.